                                                                   EXHIBIT 10.19


                     MODIFICATION AND RATIFICATION OF LEASE


THE STATE OF TEXAS  Section
                    Section
COUNTY OF HARRIS    Section

     This is a Modification and Ratification of Lease ("Agreement") is made and entered into as of the dates set forth on the signature page hereof, to be effective as of the 1st day of September, 1997 (the "Effective Date"), between RIGGS BANK, N.A., AS TRUSTEE OF THE MULTI-EMPLOYER PROPERTY TRUST ("Lessor"), and U.S. LONG DISTANCE, INC., hereinafter referred to as Lessee ("Lessee"). For and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              W I T N E S S E T H:

     WHEREAS, Lessor and Lessee hereby confirm, ratify and renew, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement (the "Lease"), dated on or about November 10, 1992, having a Commencement Date of September 1, 1992, between Lessor and Lessee for the rental of the following described premises (the "Premises"):

          Approximately 6.814 rentable square feet of space identified as Suite(s) 200 & B100 located at 1001 TEXAS AVENUE, HOUSTON, TEXAS 77002 (the "Building"), which lease space is depicted on Exhibit "1" attached to the Lease and incorporated herein by this reference.

All capitalized terms used herein which are not otherwise defined herein shall have the meaning given such terms in the Lease.

     WHEREAS, the parties hereto desire to ratify, amend and renew the Lease and further desire to reduce to writing their agreements regarding such matters.

     NOW, THEREFORE, for the consideration above stated, the parties hereto hereby agree as follows:

     1. CONFIRMATION, RATIFICATION AND RENEWAL OF LEASE. Lessor and Lessee hereby confirm, ratify and renew, except as modified herein, all of the terms, conditions and covenants of the Lease.

     2. AMENDMENT OF RENT AMOUNT. Pursuant to the first renewal option granted to Lessee in Paragraph 1 of the Additional Provisions attached to the Lease, effective September 1, 1997, the Lease is renewed and extended for an additional term of five (5) years ending August 31, 2002. During the Renewal term, Lessee shall pay to Lessor the sum of $82,313.12 per year (which amounts to $6,859.43 per month) and being equivalent to $12.08 per square foot of Lessee's Net Rentable Area ("NRA") per year, plus additional rentals, if any, representing Lessee's pro rata share of actual building operating costs, as explained in paragraph 31.1 of the Lease, collectively referred to as "Base Rentals." It is agreed by both parties that the current market rental rate, as referenced in the renewal option clause of the Additional Provisions exhibit to the Lease, shall be the amount of $12.08 per square foot of NRA, and neither party shall have any right under any clause of the Lease to have the Base Rental rate redetermined by any court or other third party under any circumstance.

     3. RENEWAL OPTION. This Agreement represents the Lessee's exercise of its first of two renewal options. The renewal option, paragraph 1 of the Additional Provisions (Exhibit 7) to the Lease, is hereby modified by deleting the existing paragraph 1 and replacing it with the following:

          "1. Lessee has the option to renew this lease agreement for one additional five (5) year period, commencing September 1, 2002, and ending August 31, 2007, at the then current market rental rate and terms, by giving written notice of renewal to Lessor at least thirty
          (30) days prior to the expiration of the term as then existing.  "

     4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their respective successors and permitted assigns.

     5. LIMITED MODIFICATION. Except as modified in this Agreement, the Lease is and shall remain in full force and effect in accordance with its terms.

     6. SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable by final judgment of any court of competent jurisdiction, then the invalidity or unenforceability of such provision shall not affect any of the remaining provisions hereof, all of which remaining provisions shall be and remain in full force and effect to the maximum extent allowed by law.

     7.   AUTHORITY.     Each party hereto, and the individual executing this
Agreement on behalf of such party, represents and warrants to the other party, that such party and its individual signatory or representative has full power and authority to execute and enter into this Agreement and to bind such party to all of the terms hereof.

     8. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement of Lessor and Lessee with regard to the modification, ratification and renewal of the Lease, and all other prior written or verbal proposals and discussions (except the Lease), and any alleged representations, warranties or agreements, regarding the subject matter hereof are hereby superseded and rendered null and void and neither party shall rely thereon.


     IN WITNESS WHEREOF, the parties hereto have executed this Modification and Renewal Agreement as of the dates set forth below, to be effective as of the Effective Date.

                              LESSOR:

                              RIGGS BANK, N.A., TRUSTEE OF THE
                              MULTI-EMPLOYER PROPERTY TRUST


                              By:   /s/ DAVID DONELSON
                                  --------------------------

                              Print Name:   David Donelson

                              Title:   Managing Director

                              Dated:  9/17, 1997


                              LESSEE:

                              U.S. LONG DISTANCE, INC.


                              By:   /s/ AUDIE LONG
                                  -------------------------------

                              Print Name:   Audie Long

                              Title:   Senior VP

                              Dated: